MONMOUTH REAL ESTATE INVESTMENT CORPORATION

JUNIPER BUSINESS PLAZA

3499 ROUTE 9 NORTH, SUITE 3-D

FREEHOLD, NEW JERSEY 07728

A Public REIT Since 1968

INTERNET:	(732) 577-9996	EMAIL:
www.mreic.reit	FAX: (732) 577-9981	mreic@mreic.com

FOR IMMEDIATE RELEASE	January 29, 2019

Contact: Susan Jordan
732-577-9996

MONMOUTH REAL ESTATE ANNOUNCES TAX TREATMENT

FOR 2018 DISTRIBUTIONS

FREEHOLD, NJ, JANUARY 29, 2019……Monmouth Real Estate Investment Corporation (NYSE:MNR) today announced the tax treatment of its 2018 distributions. The following tables summarize, for income tax purposes, the nature of cash distributions paid to stockholders of Monmouth’s common and preferred shares during the calendar year ended December 31, 2018.

Common - CUSIP 609720107

Shown as Dollars ($)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)	Section 199A Dividends (5)
3/15/2018	$0.170000	$0.103119	$0.000128	$0.000000	$0.066753	$0.103119
6/15/2018	$0.170000	$0.088898	$0.023555	$0.003989	$0.057547	$0.088898
9/17/2018	$0.170000	$0.103197	$0.000000	$0.000000	$0.066803	$0.103197
12/17/2018	$0.170000	$0.103197	$0.000000	$0.000000	$0.066803	$0.103197
TOTAL	$0.680000	$0.398411	$0.023683	$0.003989	$0.257906	$0.398411

Shown as a Percentage (%)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)	Section 199A Dividends (5)
3/15/2018	$0.170000	60.658260%	0.075442%	0.000000%	39.266298%	60.658260%
6/15/2018	$0.170000	52.292957%	13.855910%	16.936037%	33.851133%	52.292957%
9/17/2018	$0.170000	60.704056%	0.000000%	0.000000%	39.295944%	60.704056%
12/17/2018	$0.170000	60.704056%	0.000000%	0.000000%	39.295944%	60.704056%
TOTAL	$0.680000	58.589832%	3.482838%	16.936037%	37.927330%	58.589832%

6.125% Series C Cumulative Redeemable Preferred - CUSIP 609720404

Shown as Dollars ($)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)	Section 199A Dividends (5)
3/15/2018	$0.382813	$0.382363	$0.000450	$0.000000	$0.00	$0.382363
6/15/2018	$0.382813	$0.299344	$0.083469	$0.011010	$0.00	$0.299344
9/17/2018	$0.382813	$0.382813	$0.000000	$0.000000	$0.00	$0.382813
12/17/2018	$0.382813	$0.382813	$0.000000	$0.000000	$0.00	$0.382813
TOTAL	$1.531252	$1.447333	$0.083919	$0.011010	$0.00	$1.447333

Shown as a Percentage (%)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)	Section 199A Dividends (5)
3/15/2018	$0.382813	99.882469%	0.117531%	0.000000%	0%	99.882469%
6/15/2018	$0.382813	78.195814%	21.804186%	13.190745%	0%	78.195814%
9/17/2018	$0.382813	100.000000%	0.000000%	0.000000%	0%	100.000000%
12/17/2018	$0.382813	100.000000%	0.000000%	0.000000%	0%	100.000000%
TOTAL	$1.531252	94.519571%	5.480429%	13.190745%	0%	94.519571%

NOTE: Unrecaptured Section 1250 Gain (Box 2b) is a subset of, and is included in, the Total Capital Gain Distributions reported in Box 2a.

Section 199A Dividends (Box 5) is a subset of, and is included in, the Total Ordinary Dividends reported in Box 1a.

DIVIDEND REINVESTMENT PLAN DISCOUNTS - Common – CUSIP 609720107

Payment Date	Fair Market Value	Discount Price	Discount on D/R
1/16/2018	$17.180	$16.37	$0.810
2/15/2018	$14.030	$13.50	$0.530
3/15/2018	$14.850	$14.14	$0.710
4/16/2018	$15.120	$14.36	$0.760
5/15/2018	$15.290	$14.80	$0.490
6/15/2018	$15.425	$14.66	$0.765
7/16/2018	$16.800	$16.06	$0.740
8/16/2018	$16.840	$16.04	$0.800
9/17/2018	$17.210	$16.39	$0.820
10/15/2018	$15.020	$14.43	$0.590
11/15/2018	$14.840	$14.22	$0.620
12/17/2018	$13.715	$13.09	$0.625

Shareholders are encouraged to consult with their tax advisors as to the specific tax treatment of the distributions they received from the Company.

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. MREIC The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 113 properties containing a total of approximately 21.6 million rentable square feet, geographically diversified across 30 states. In addition, the Company owns a portfolio of REIT securities.

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